SECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:	$1,000,000.00

INTEREST RATE:	12.0%

BORROWER:	Ethos Environmental, Inc., a Nevada corporation

LENDER:	Patricia Applegate

DUE DATE:	July 30, 2008

PAYMENT:	BALLOON PAYMENT OF PRINCIPAL AND ACCRUED INTEREST DUE AND PAYABLE ON OR BEFORE JULY 30, 2008.

THIS SECURED PROMISSORY NOTE IS EXECUTED IN CONJUNCTION WITH AND IS TO BE CONSTRUED IN ACCORDANCE WITH THAT CERTAIN SECURITY AGREEMENT (“SECURITY AGREEMENT”) BY  AND  BETWEEN THE PARTIES HERETO EXECUTED ON EVEN DATE HEREOF.

1. Principal Repayment.   For value received, Borrower hereby promises to pay to Lender, or to order, the principal amount of $1,000,000, together with simple interest thereon at the rate of twelve percent (12.0%) per annum commencing from the Effective Date as that term is defined in the Security Agreement. Accrued simple interest shall be calculated for the actual days elapsed on the basis on a 360-day year and shall apply before and after maturity and judgment.

2. Payment Terms.  Borrower shall pay the principal and unpaid accrued simple interest in full on or before July 30, 2008 (“Maturity Date”).

3. Affirmative and Negative Covenants of the Borrower.  The Borrower hereby covenants and agrees, as the case may be, as follows:

(a) Event of Default.  Within five (5) days of any officer of the Borrower obtaining knowledge of any Event of Default (as defined in Section 4 hereof), if such Event of Default is then continuing, the Borrower shall furnish to the Lender a certificate of the chief financial or accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

(b) Performance.  The Borrower will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender of this Note against impairment.

4. Events of Default.  This Note shall become immediately due and payable upon any one or more of the following events or occurrences (“Events of Default”):

(a) if this Note is not paid on or before the Maturity Date;

(b) upon a “Change in Control” of the Borrower, meaning: (i) an acquisition of any voting securities of the Borrower (the “Voting Securities”) by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 30% or more of the combined voting power of the Borrower’s then outstanding Voting Securities without the approval of the Borrower’s Board of Directors (the “Board”); (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Borrower’s then outstanding Voting Securities of the Borrower or its successor changing ownership(whether or not approved by the Board); (iii) the sale of all or substantially all of the Borrower’s assets in one or a series of related transactions; (iv) approval by the stockLenders of the Borrower of a plan of complete liquidation of the Borrower; or (v) the individuals constituting the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least one half (1/2 of the members of the Board; provided, however, that if the election, or nomination for election by the Borrower’s stockLenders, of any new director was approved by a vote of the Incumbent Board, such new director shall be considered a member of the Incumbent Board.  The Borrower shall give the Lender no less than thirty (30) days written notice of a potential Change in Control;

(c) if any final judgment for the payment of money is rendered against the Borrower and the Borrower does not discharge the same or cause it to be discharged or vacated within ninety (90) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within ninety (90)  days after the entry thereof;

(d) if the Borrower makes an assignment for the benefit of creditors or if the Borrower generally does not pay its debts as they become due;

(e) if a receiver, liquidator or trustee of the Borrower is appointed or if the Borrower is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by the Borrower or if any proceeding for the dissolution or liquidation of the Borrower is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by the Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(f) if the Borrower defaults in any material respect under any other secured or unsecured indebtedness for borrowed money, other than any indebtedness owed to officers, directors or shareLenders of the Borrower;

(g) except for specific defaults set forth in this Section 4, if the Borrower defaults in the observance or performance of any material term, agreement or condition of the Note; and

(h) if the Borrower fails to provide the Lender with the written certifications and evidence referred to in this Note, and fails to remedy such default within  fifteen (15) days following written notice to the Borrower:

5. Usury.  In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law.  Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower’s obligation to repay the principal of and interest on the Note.

6. Mutilated, Destroyed, Lost or Stolen Notes.  In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Borrower shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Lender shall surrender such Note to the Borrower.  In the case of any destroyed, lost or stolen Note, the Lender shall furnish to the Borrower: (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Borrower to hold the Borrower harmless.

7. Waiver of Demand, Presentment, etc.  The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

8. Payment.

(a) Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Lender, at the principal office of the Lender or such other place or places or designated accounts as may be reasonably specified by the Lender of this Note in a written notice to the Borrower at least one (1) business day prior to payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(b) This Note and all accrued interest hereunder may be prepaid by the Borrower without penalty on five (5) days written notice to the Lender and in the manner called for in Section 8(a) hereof (it being agreed by the Borrower that if the Borrower elects to prepay this Note in accordance with this Section 8(b), the Borrower shall simultaneously prepay all principal and accrued interest under all of the Notes in the Series in the same manner and at the same time).

9. Security Interest.  This Note is secured by a security interest in all of the assets of the Borrower in accordance with a separate security agreement (the “Security Agreement”) of even date herewith between the Borrower and the Lender.  The security interest granted in the Security Agreement shall be junior only to the Borrower’s existing Senior Secured Notes. In case of an Event of Default (as defined in the Security Agreement), the Lender shall have the rights set forth in the Security Agreement.

10. Assignment.  The rights and obligations of the Borrower and the Lender of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

11. Waiver and Amendment.  Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Lender

12. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Borrower at the address or facsimile number set forth herein or to the Lender at its address or facsimile number set forth in the records of the Borrower.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

13. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

(b) THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OF CALIFORNIA OR UNITED STATES FEDERAL COURTS LOCATED IN SAN DIEGO, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE.  THE BORROWER IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS UPON IT MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT THE LENDER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE BORROWER AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

(c) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE.

14. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

15. Headings.  Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first above written.
ETHOS ENVIRONMENTAL, INC.

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